Exhibit 99.1

NEWS RELEASE

Date:	June 2, 2009
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Three Point Advisors
817-310-0051

XETA Technologies to Present at Investor Conference on June 8, 2009

XETA Technologies (Nasdaq: XETA) today announced that Greg Forrest, President and CEO of XETA Technologies, will present at Noble Financial ‘s Austin Power Brokers Investor Conference on Monday, June 8, 2009.  XETA’s presentation is scheduled to begin at 11:35 a.m. EDT (10:35 a.m. CDT). The presentation will be web cast live and may be accessed at http://hosted.mediasite.com/mediasite/Viewer/?peid=2b25b5fce8cb4a3499dea465449c8d74 or under the investor relations section of the company’s website www.xeta.com.

About XETA Technologies

XETA sells, installs and services advanced communication technologies for small, medium, and fortune 1000 enterprise customers. The Company maintains the highest level of technical competencies with multiple vendors including Avaya, Mitel, Nortel, Hitachi and Samsung. With a 27-year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 call center, combined with a nationwide service footprint offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA (Nasdaq: XETA) is available at www.xeta.com. Click on the following link to join our e-mail alert list: http://www.b2i.us/irpass.asp?BzID=1585&to=ea&s=0